Exhibit 5.1

November 7, 2011

Pacific Drilling S.A.

16 Avenue Pasteur

L-2310 Luxembourg

RE:	Pacific Drilling S.A. Registration Statement on Form F-1

Ladies and Gentlemen

PACIFIC DRILLING S.A.

1	INTRODUCTION

Incorporation

We are acting as Luxembourg counsel for Pacific Drilling S.A., a Luxembourg public company limited by shares (société anonyme) with registered office at 16 Avenue Pasteur, L-2310 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (RCS) under number B 159658 (the Company) in connection with the Registration Statement on Form F-1 being filed with the Securities and Exchange Commission under the US Securities Act of 1933, as amended, (the Registration Statement) relating to the offering by the Company of 6,000,000 common shares, accounting par value $0.01 per share (the Shares).

2	SCOPE OF INQUIRY

2.1	For the purpose of this Opinion, we have examined a copy of and relied upon the following documents (together the Documents and each a Document):

(a)	the deed of incorporation of the Company, as enacted in the notarial deed dated 11 March 2011 and drawn up by Maître Elvinger, Notary in Luxembourg, Grand Duchy of Luxembourg;

(b)	the extraordinary resolutions of the sole shareholder of the Company, as enacted in the notarial deed of EGM held on 30 March 2011 and drawn up by Maître Elvinger, Notary in Luxembourg, Grand Duchy of Luxembourg;

(c)	the coordinated articles of association of the Company (the Articles);

(d)	the resolutions of the board of directors of the Company, dated 01 August 2011 in which the share capital increase is authorised subject to receipt of the relevant subscription monies (the Directors Resolutions);

(e)	a certificate from authorized officers of the Company with respect to certain factual matters, dated 7 November 2011;

(f)	an excerpt pertaining to the Company delivered by the RCS, dated 7 November 2011;

(g)	a certificate of absence of judicial decisions (certificat de non-inscription d’une décision judiciaire) pertaining to the Company, delivered by the RCS on 7 November 2011 with respect to the situation of the Company as at 6 November 2011;

3	ASSUMPTIONS

We have assumed the following:

3.1	the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies;

3.2	all factual matters and statements relied upon or assumed in this Opinion are and were true and complete on the date of execution of the Documents (and any document in connection therewith);

4	OPINION

4.1	The Company is a validly existing société anonyme under the laws of the Grand Duchy of Luxembourg.

4.2	The Shares to be issued and sold have been duly authorised in accordance with the Articles and the laws of Luxembourg and, when duly subscribed to and fully paid and issued in accordance with the Directors Resolutions, will be validly issued and fully paid and non-assessable (based on the meaning of that term as understood under U.S. law) and the issuance of such Shares will not be subject to any pre-emptive or similar rights.

5	MISCELLANEOUS

5.1	We express no opinion, nor do we imply any opinion, as to any laws other than Luxembourg laws and this Opinion is given on the express condition, accepted by each person entitled to rely on it, that this Opinion and all rights, obligations, issues of interpretation and liabilities in relation to it are governed by, and shall be construed in accordance with, Luxembourg law and any actions or claims in relation to it can be brought exclusively before the Luxembourg courts.

5.2	This Opinion is strictly limited to the matters expressly set forth at clause 4 above. No other opinion is, or may be, implied or inferred therefrom.

5.3

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. The giving of this Opinion does not constitute acceptance or agreement that we are in the category of persons whose consent is required under section 7 of the Securities Act of

1933, as amended.

Yours faithfully,

/s/ LOYENS & LOEFF

Loyens & Loeff

Avocats à la Cour